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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-93326) pertaining to the 1993 Stock Incentive Plan for Key Employees of JPE, Inc., as amended, of our report dated March 1, 2002 (except note 6, as to which the date is April 16, 2002), with respect to the consolidated financial statements and schedule of JPE, Inc. (d/b/a ASCET INC and ASC Exterior Technologies) included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                       /s/ Ernst & Young LLP


Detroit, Michigan

April 22, 2002